UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549



                            FORM 8-K/A


                         AMENDMENT NO. 1

                     AMENDMENT TO CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                         April 15, 1998
     Date of Report (Date of earliest event reported)



                         ACCUHEALTH, INC.
      (Exact name of registrant as specified in its charter)




   New York              0-17292             13-3176233
(State of other          Commission          (I.R.S. Employer
jurisdiction             File Number         Identification)
of incorporate or
organization)


                    1575 Bronx River Avenue,
                    Bronx, New York 10460
     (Address of Principal Executive Offices)(Zip Code)




                         (718) 518-9511
          (Registrant's telephone number, including area code)



                         Not Applicable
(Former name or former address, if changed since last report.)



Item 4. Changes in Registrant's Certifying Accountants

     At a meeting held on March 5, 1998, the Board of Directors of the Company approved the engagement of Marcum & Klegman LLP as its independent auditors for the fiscal year ending March 31, 1998 to replace the firm of Ernst & Young LLP ("E&Y"), who were dismissed as auditors of the Company effective April 15, 1998. The audit committee of the Board of Directors approved the change in auditors on March 25, 1998.

     The reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that E&Y's audit report for fiscal year 1996 was modified with regard to the Company's ability to continue as a going concern.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1997, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

     The Company has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 23, is filed as Exhibit 1 to this Form 8-K/A.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               Exhibit 16 - Letter of Ernst & Young LLP

                         SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ACCUHEALTH, INC


                         By: /s/ Glenn C. Davis
                               Chief Executive Officer,
                               President and Director
Dated April 23, 1998



                                                  Exhibit 16




April 23, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

     We have read Item 4 of Form 8-K/A dated April 23, 1998, of Accuhealth, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              Ernst & Young LLP